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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-41752, 33-43045, 33-50654, 33-58892,
33-96320, 333-41393, 333-41401, 333-41403, 333-80571, 333-80559, 333-98035 and
333-101239) of Progress Software Corporation of our report dated June 23, 2003 relating to the financial statements of DataDirect Technologies, which appears in the Current Report on Form 8-K/A of Progress Software Corporation dated March 5, 2004.

/s/ PricewaterhouseCoopers LLP
McLean, Virginia
March 5, 2004